October 28, 2010

Securities and Exchange Commission
450 5th Street, NW
Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statements of US Dataworks, Inc. included under Item 4.01 of its Current Report on Form 8-K dated October 29, 2010 and agree with such statements insofar as they relate to our firm.

/s/ Ham, Langston & Brezina, L.L.P.

Houston, Texas
October 28, 2010